UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 9, 2015 (March 3, 2015)

GameStop Corp.
(Exact name of Registrant as specified in its charter)

Delaware	1-32637	20-2733559
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

625 Westport Parkway
Grapevine, TX 76051
(817) 424-2000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 3, 2015, upon the recommendation of the Compensation Committee (the “Committee”) of the Board of Directors of GameStop Corp. (the “Company”), the Board approved the annual compensation opportunities for the Company’s fiscal year ending January 30, 2016 (“fiscal 2015”) for J. Paul Raines, Chief Executive Officer; Robert A. Lloyd, Executive Vice President and Chief Financial Officer; Tony D. Bartel, Chief Operating Officer; Daniel A. DeMatteo, Executive Chairman; and Michael K. Mauler, Executive Vice President and President, GameStop International.

Name and Position	2015 Base Salary	2015 Target Annual Non-Equity Incentive Opportunity (% of Base Salary)	Target Value of 2015 Long-term Incentive Awards	2015 Total Direct Compensation at Target
J. Paul Raines Chief Executive Officer	$1,250,000	200%	$5,000,000	$8,750,000
Robert A. Lloyd Executive Vice President & Chief Financial Officer	688,000	100%	1,680,000	3,056,000
Tony D. Bartel Chief Operating Officer	900,000	125%	2,400,000	4,425,000
Daniel A. DeMatteo Executive Chairman	550,000	150%	2,500,000	3,875,000
Michael K. Mauler Executive Vice President and President, GameStop International	574,000	100%	1,200,000	2,348,000

Fiscal 2015 Annual Non-Equity Incentive Performance Criteria
For fiscal 2015 annual non-equity incentives, upon the recommendation of the Committee, the Board approved performance criteria based on the Company’s operating earnings and growth in store count in the Company's new initiatives, including its Technology Brands segment, with payouts based on a percentage of annual salary as set forth above. The annual non-equity incentives are subject to a performance condition to achieve tax deductibility under Internal Revenue Code Section 162(m) ("Section 162(m)") and may be earned in greater or lesser percentages if performance is above or below target levels.
The Committee recommended, and the Board approved, an increase in the target annual non-equity incentive opportunity for Mr. Bartel from 100% of base salary in fiscal 2014 to 125% of base salary in fiscal 2015 to reflect the additional responsibilities assumed by Mr. Bartel in connection with his appointment to Chief Operating Officer. The Committee recommended, and the Board approved, no changes to the target annual non-equity incentive opportunities (as a percentage of base salary) for any of the other named executive officers.

Fiscal 2015 Base Salaries
The fiscal 2015 compensation recommended by the Committee and approved by the Board reflects the following adjustments to base salaries:

Name and Position	2014 Base Salary	2015 Base Salary	Increase (Decrease)
J. Paul Raines Chief Executive Officer	$1,210,000	$1,250,000	3%
Robert A. Lloyd Executive Vice President & Chief Financial Officer	655,000	688,000	5%
Tony D. Bartel Chief Operating Officer	855,000	900,000	5%
Daniel A. DeMatteo Executive Chairman	900,000	550,000	(39)%
Michael K. Mauler Executive Vice President and President, GameStop International	546,000	574,000	5%

The Committee recommended, and the Board approved, a 3% increase in the base salary for Mr. Raines and a 5% increase in the base salary for each of Messrs. Lloyd, Bartel and Mauler. Due to the ongoing evolution of Mr. DeMatteo’s role as Executive Chairman, the Committee made the decision to reduce Mr. DeMatteo's base salary by $350,000, or 39%, from fiscal 2014 to fiscal 2015 to reflect the continued transition of responsibilities to Mr. Raines and Mr. Bartel. Mr. DeMatteo’s fiscal 2015 total targeted compensation package of approximately $3.9 million is approximately 44% of the total targeted annual compensation package of approximately $8.8 million for Mr. Raines.

Fiscal 2015 Long-term Equity Incentive Awards
The aforementioned fiscal 2015 long-term equity incentive opportunities were awarded in the form of a combination of time-vested restricted shares and performance-based restricted shares. The Committee and the Board believe this structure helps align the interests of our named executive officers with the interests of the Company’s shareholders. The target value of the 2015 long-term equity incentive awards was determined effective as of March 6, 2015.
Approximately 50% of the value of the fiscal 2015 long-term equity incentive awards was awarded in the form of restricted stock grants subject to vesting both on the basis of continued service and the achievement of defined performance goals (“Performance Grants”), with such awards to be earned in a greater or lesser amount if performance is above or below target. The remaining 50% of the value of the fiscal 2015 long-term equity incentive awards is comprised of restricted stock grants subject to vesting based on continued service with a performance condition to achieve tax deductibility under Section 162(m). Specifically, the Committee recommended, and the Board approved, the following grants to the aforementioned named executive officers effective as of March 6, 2015:

Name and Position	Time-Vested Restricted Stock Grant (1)	Performance-Based Restricted Stock Grant (2)	Total Target Value (3)
J. Paul Raines Chief Executive Officer	$2,500,000	$2,500,000	$5,000,000
Robert A. Lloyd Executive Vice President & Chief Financial Officer	840,000	840,000	1,680,000
Tony D. Bartel Chief Operating Officer	1,200,000	1,200,000	2,400,000
Daniel A. DeMatteo Executive Chairman	1,250,000	1,250,000	2,500,000
Michael K. Mauler Executive Vice President and President, GameStop International	600,000	600,000	1,200,000

(1)
Restricted Shares of the Company’s Class A Common Stock, subject to a performance condition tied to the Company’s consolidated net income, with such target to be measured following the completion of fiscal 2015 to achieve tax deductibility under Section 162(m). The earned shares will vest in equal annual installments on March 6th of each of the years 2016 through 2018.

(2)
Restricted Shares of Class A Common Stock, subject to a two-year performance target tied to the Company’s consolidated net income, to be measured following the completion of the two-year period ended January 28, 2017. The earned shares will vest immediately on March 6, 2018.

(3)	The value of the stock-denominated awards is based on a stock price of $40.16 per share, which represents the closing price of the Company’s Class A Common Stock on March 6, 2015.
The total target value of the long-term equity incentive awards for each of the named executive officers was unchanged from fiscal 2014. The form of the Company's restricted share award agreement for fiscal 2015 is attached as Exhibit 10.1 and incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits.
(d)        Exhibits.

10.1        Form of Restricted Share Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAMESTOP CORP.
(Registrant)

Date: March 9, 2015	By:	/s/ ROBERT A. LLOYD
Name: Robert A. Lloyd Title: Executive Vice President and Chief Financial Officer